Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Director of Investor Relations, or
Carlynn Finn, Manager of Investor Relations
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces 2008 Third Quarter Results

Newton, MA (November 10, 2008).  Hospitality Properties Trust (NYSE: HPT) today announced its operating results for the quarter and nine months ended September 30, 2008.

Results for the quarter and nine months ended September 30, 2008:

HPT’s net income available for common shareholders for the three and nine month periods ended September 30, 2008 compared to the same periods in 2007 were as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(in thousands, except per share data)
Net income available for common shareholders	$32,915	$142,390	$56,652	$228,215
Net income available for common shareholders per share	$0.35	$1.52	$0.60	$2.46
Weighted average common shares outstanding	93,954	93,872	93,930	92,845

Net income available for common shareholders for the quarter ended September 30, 2007, includes a $95.7 million, or $1.02 per share, gain from the sale of real estate.  During the quarter ended September 30, 2008, TravelCenters of America LLC (NYSE Alternext: TA), or TA, exercised its option to defer up to $5 million of rent per month under the previously announced rent deferral agreement, which resulted in a $15 million, or $0.16 per share, reduction in net income available for common shareholders.  The results for the quarter ended September 30, 2008 also reflect the non-accrual of $3.5 million, or $0.04 per share, of straight line rent under HPT’s lease with TA for 145 travel centers.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Net income available for common shareholders for the nine months ended September 30, 2007 includes a $95.7 million, or $1.03 per share, gain from the sale of real estate and $2.7 million, or $0.03 per share, of costs associated with the spin off of TA to HPT’s shareholders on January 31, 2007.  The results for the nine months ended September 30, 2008 include the impact of the $15 million, or $0.16 per share, rent deferral described above and a non-cash impairment charge of $53.2 million, or $0.57 per share, related to the write down of certain intangible assets arising from HPT’s January 2007 acquisition of TravelCenters of America, Inc. to their estimated fair market value.  The year to date 2008 results also reflect the non-accrual of $7 million, or $0.07 per share, of straight line rent for the quarters ended June 30, 2008 and September 30, 2008, related to HPT’s lease with TA for 145 travel centers, and a non-cash charge of $19.6 million, or $0.21 per share, to record a reserve for the straight line rent receivable recorded in periods prior to April 1, 2008.

HPT’s funds from operations, or FFO, for the three and nine month periods ended September 30, 2008 compared to the same periods in 2007 were as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(in thousands, except per share data)
Funds from operations	$99,758	$113,572	$308,153	$323,575
FFO per share	$1.06	$1.21	$3.28	$3.49
Weighted average common shares outstanding	93,954	93,872	93,930	92,845

FFO for the quarter ended September 30, 2008 was affected by TA’s deferral of rent and the non-accrual of straight line rent discussed above.

FFO for the nine months ended September 30, 2008 was affected by TA’s deferral of rent, the non-accrual of straight line rent and the non-cash charge to record a reserve for straight line rent discussed above. See page 5 for a reconciliation of FFO to net income available to common shareholders.

Hotel Portfolio Performance:

For the quarter and nine months ended September 30, 2008 compared to the same periods last year, hotels owned by HPT produced revenue per available room, or RevPAR, average daily rate, or ADR, and occupancy as follows:

	Quarter Ended September 30,			Nine Months Ended September 30,
	2008	2007	Change	2008	2007	Change

RevPAR	$79.92	$79.70	0.3%	$79.80	$78.57	1.6%
ADR	$106.99	$105.42	1.5%	$109.76	$107.19	2.4%
Occupancy	74.7%	75.6%	-0.9 pt	72.7%	73.3%	-0.6 pt

Common Dividend:

On October 2, 2008, HPT announced a regular quarterly common dividend of $0.77 per share payable to shareholders of record on October 15, 2008; this dividend will be paid on or about November 17, 2008.

Conference Call:

On Tuesday, November 11, 2008, at 11:00 a.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the results for the quarter and nine months ended September 30, 2008.

The conference call telephone number is (800) 811-8830.  Participants calling from outside the United States and Canada should dial (913) 312-1267.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Tuesday, November 18, 2008.  To hear the replay, dial (888) 203-1112.  The replay pass code is 7613249.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HPT’s web site for about one week after the call.

Supplemental Data:

A copy of HPT’s Third Quarter 2008 Supplemental Operating and Financial Data is available for download at HPT’s web site, www.hptreit.com.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 290 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, Massachusetts.

Hospitality Properties Trust

CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Hotel operating revenues (1)	$233,393	$240,179	$700,399	$714,424
Rental income (1)(2)	72,824	87,669	250,341	222,819
FF&E reserve income (3)	6,095	5,785	18,620	16,993
Interest income	271	677	1,177	4,483
Total revenues	312,583	334,310	970,537	958,719

Expenses:
Hotel operating expenses (1)	166,896	174,533	500,743	519,242
Interest (including amortization of deferred financing costs of $1,009, $956, $3,056 and $2,608, respectively)	36,529	38,038	110,626	102,488
Depreciation and amortization	60,449	57,647	178,277	160,470
General and administrative	7,881	10,848	28,920	27,801
TA spin off costs (4)	—	—	—	2,711
Reserve for straight line rent receivable (5)	—	—	19,613	—
Loss on asset impairment (6)	—	—	53,225	—
Total expenses	271,755	281,066	891,404	812,712

Income before gain on sale of real estate and income taxes	40,828	53,244	79,133	146,007
Gain on sale of real estate (7)	—	—	1,274	—
Income before income taxes	40,828	53,244	80,407	146,007
Income tax expense	(443)	(422)	(1,345)	(1,644)

Income from continuing operations	40,385	52,822	79,062	144,363
Discontinued operations: (8)
Income from discontinued operations	—	1,327	—	7,440
Gain on sale of real estate used by discontinued operations	—	95,711	—	95,711
	—	97,038	—	103,151

Net income	40,385	149,860	79,062	247,514
Preferred distributions	(7,470)	(7,470)	(22,410)	(19,299)
Net income available for common shareholders	$32,915	$142,390	$56,652	$228,215

Calculation of FFO (9):
Net income available for common shareholders	$32,915	$142,390	$56,652	$228,215
Add: FF&E deposits not in net income (discontinued operations) (3)	—	—	—	990
Depreciation and amortization (continuing operations)	60,449	57,647	178,277	160,470
Depreciation and amortization (discontinuedoperations) (8)	—	129	—	1,636
Deferred percentage rent (continuing operations) (10)	1,283	1,651	4,385	4,748
Deferred additional returns (continuing operations) (11)	5,111	7,723	16,888	20,516
Loss on asset impairment (continuing operations) (6)	—	—	53,225	—
TA spin off costs (continuing operations) (4)	—	—	—	2,711
Less: Gain on sale of real estate (continuing operations) (7)	—	—	(1,274)	—
Gain on sale of real estate (discontinued operations) (8)	—	(95,711)	—	(95,711)
Deferred percentage rent (discontinued operations) (8)	—	(257)	—	—
Funds from operations (“FFO”)	$99,758	$113,572	$308,153	$323,575

Weighted average common shares outstanding	93,954	93,872	93,930	92,845

Per common share amounts:
Income from continuing operations available for common shareholders	$0.35	$0.48	$0.60	$1.35
Income from discontinued operations available for common shareholders	$0.00	$1.03	$0.00	$1.11
Net income available for common shareholders	$0.35	$1.52	$0.60	$2.46
FFO (9)	$1.06	$1.21	$3.28	$3.49
Common distributions declared	$0.77	$0.77	$2.31	$2.29

See Notes on page 5

(1)

At September 30, 2008, each of our 290 hotels are included in one of eleven operating agreements of which 198 are leased to our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statement of income includes hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.

(2)

During the third quarter of 2008, TravelCenters of America LLC, or TA, elected to defer $15,000, or $0.16 per share, of rent in accordance with the previously announced rent deferral agreement. We have not recognized the deferred rent as revenue due to uncertainties regarding its payment by TA.

(3)

Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E Reserve escrows. At September 30, 2008, we own all the FF&E escrows for our hotels. Through July 26, 2007, we had a security and remainder interest in the FF&E Reserve escrows for our former Homestead Studio Suites hotels (see Note 7). When we own the FF&E Reserve escrows at hotels leased to third parties we report payments into the escrow as additional rent. When we had a security and remainder interest in the FF&E Reserve escrows of our Homestead Studio Suites hotels, deposits were not included in revenue. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income in our consolidated statement of income.

(4)	During the first quarter of 2007, we expensed $2,711 of costs in connection with the spin off of our former subsidiary, TA, to our shareholders on January 31, 2007.

(5)	During the second quarter of 2008, we recorded a $19,613, or $0.21 per share, non-cash reserve for the straight line rent receivable relating to our lease with TA for 145 travel centers.

(6)

During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(7)

On February 5, 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645. On June 18, 2008, we sold our AmeriSuites hotel in Atlantic Beach, North Carolina for $6,350 and recognized a gain on sale of $629.

(8)

Income from discontinued operations relates to the 18 Homestead Studio Suites hotels that we sold in July 2007. We have reclassified our consolidated statement of income for all periods presented to show the results of operations of these hotels which have been sold as discontinued.

(9)

We compute FFO as shown. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we include FF&E deposits not included in net income (loss) (see Note 3), deferred percentage rent (see Note 10) and deferred additional returns (see Note 11) and exclude loss on asset impairment (see Note 6) and TA spin off costs (see Note 4). We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flows from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, it may facilitate comparison of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

(10)

In calculating net income (loss) we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(11)

Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, are generally determined based upon annual calculations. In calculating net income (loss), we recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income (loss), we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

Hospitality Properties Trust

CONSOLIDATED BALANCE SHEET

 (dollars in thousands, except share data)

	September 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS

Real estate properties, at cost:
Land	$1,392,605	$1,377,520
Buildings, improvements and equipment	4,973,679	4,818,711
	6,366,284	6,196,231
Accumulated depreciation	(1,004,065)	(849,470)
	5,362,219	5,346,761

Cash and cash equivalents	9,301	23,401
Restricted cash (FF&E reserve escrow)	37,485	28,134
Other assets, net	186,570	281,011
	$5,595,575	$5,679,307

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$407,000	$158,000
Senior notes, net of discounts	1,693,487	1,842,756
Convertible senior notes	575,000	575,000
Mortgage payable	3,578	3,635
Security deposits	169,414	169,406
Accounts payable and other liabilities	102,322	134,705
Due to affiliate	11,806	4,617
Dividends payable	4,754	4,754
Total liabilities	2,967,361	2,892,873

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulativeredeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 93,982,385 and 93,892,719 shares issued and outstanding, respectively	940	939
Additional paid-in capital	3,050,987	3,048,881
Accumulated other comprehensive loss	(40)	—
Cumulative net income	1,790,140	1,711,079
Cumulative preferred distributions	(116,171)	(93,761)
Cumulative common distributions	(2,487,781)	(2,270,843)
Total shareholders’ equity	2,628,214	2,786,434
	$5,595,575	$5,679,307

(end)